Exhibit 4.3








                            FRESH BRANDS DISTRIBUTING

                             RETIREMENT SAVINGS PLAN













                 As Amended and Restated Through January 1, 2001

                    With Amendments Effective January 1, 2002

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                                TABLE OF CONTENTS


                                                                          Page

ARTICLE  I. DEFINITIONS ....................................................1
  Section 1.1.      Account.................................................1
  Section 1.2.      Administrator...........................................1
  Section 1.3.      Affiliate...............................................1
  Section 1.4.      Beneficiary.............................................1
  Section 1.5.      Board of Directors......................................1
  Section 1.6.      Break in Service........................................1
  Section 1.7.      Code....................................................1
  Section 1.8.      Company.................................................1
  Section 1.9.      Compensation............................................2
  Section 1.10.     Disability..............................................2
  Section 1.11.     Early Retirement........................................2
  Section 1.12.     Effective Date..........................................3
  Section 1.13.     Elective Deferrals......................................3
  Section 1.14.     Employee................................................3
  Section 1.15.     Employer................................................3
  Section 1.16.     Employer Matching Contributions.........................4
  Section 1.17.     ERISA...................................................4
  Section 1.18.     Highly Compensated Employee.............................4
  Section 1.19.     Hours of Service........................................4
  Section 1.20.     Investment Fund.........................................5
  Section 1.21.     Investment Manager......................................5
  Section 1.22.     Normal Retirement.......................................5
  Section 1.23.     Participant.............................................5
  Section 1.24.     Plan....................................................5
  Section 1.25.     Plan Year...............................................6
  Section 1.26.     Qualified Joint and Survivor Annuity....................6
  Section 1.27.     Qualified Domestic Relations Order......................6
  Section 1.28.     Settlement Date.........................................6
  Section 1.29.     Termination of Employment...............................6
  Section 1.30.     Trustee, Trust Agreement, Trust Fund....................6
  Section 1.31.     Valuation Date..........................................6
  Section 1.32.     Year of Credited Employment.............................7

ARTICLE  II. PLAN PARTICIPATION.............................................8
  Section 2.1.      Commencement of Active Participation....................8
  Section 2.2.      No Guaranty of Employment...............................8
  Section 2.3.      Transfers...............................................8
  Section 2.4.      Rehire After Termination of Employment..................9

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ARTICLE  III. ROLLOVER CONTRIBUTIONS.......................................10
  Section 3.1.      Rollover Contributions.................................10
  Section 3.2.      Other Employee Contributions...........................10

ARTICLE  IV. ELECTIVE DEFERRALS, EMPLOYER MATCHING CONTRIBUTIONS, AND
             EMPLOYER CONTRIBUTIONS........................................11
  Section 4.1.      Elective Deferrals.....................................11
  Section 4.2.      Amount and Deposit of Elective Deferrals...............11
  Section 4.3.      Employer Matching Contributions........................13
  Section 4.4.      Employer Contributions.................................14
  Section 4.5.      No Liability for Future Employer Contributions.........14
  Section 4.6.      Timing and Deductibility of Contributions..............14
  Section 4.7.      Contributions for Omitted Participants.................15
  Section 4.8.      Maximum Limitations on Annual Additions................15

ARTICLE  V. INVESTMENTS ...................................................17
  Section 5.1.      Direction of Investment................................17
  Section 5.2.      Description of Funds...................................17
  Section 5.3.      Funding Policy.........................................18
  Section 5.4.      Voting and Tender Rights as to Company Common Stock....18
  Section 5.5.      Securities Law Requirements............................19

ARTICLE  VI. PARTICIPANT ACCOUNTS..........................................20
  Section 6.1.      Description of Participant Accounts....................20
  Section 6.2.      Allocation of Employer Contributions...................20
  Section 6.3.      Allocation of Changes in Value.........................21
  Section 6.4.      Special Account Adjustments............................21
  Section 6.5.      Responsibility to Maintain Account Balances............21

ARTICLE  VII. BENEFITS ....................................................22
  Section 7.1.      Retirement.............................................22
  Section 7.2.      Death..................................................22
  Section 7.3.      Vested Benefits for Other Termination of Employment....22
  Section 7.4.      Settlement Date and Form and Time of Distribution......24
  Section 7.5.      Participant Election...................................25
  Section 7.6.      Distribution of Company Common Stock...................25
  Section 7.7.      Time for Distribution of Accounts......................25
  Section 7.8.      Required Distribution Rules............................26
  Section 7.9.      Loans..................................................26
  Section 7.10.     Hardship Withdrawal....................................28
  Section 7.11.     Nonalienation of Benefits..............................29
  Section 7.12.     Receipt of Domestic Relations Order....................30
  Section 7.13.     Payment of Taxes.......................................30
  Section 7.14.     Incompetent or Minor Payee.............................30
  Section 7.15.     Notice, Place and Manner of Payment....................31

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  Section 7.16.     Source of Benefits.....................................31
  Section 7.17.     Direct Transfer of Eligible Rollover Distributions.....31

ARTICLE  VIII. PLAN ADMINISTRATION.........................................33
  Section 8.1.      The Plan Administrator.................................33
  Section 8.2.      Agent for Legal Process................................36
  Section 8.3.      Claims Procedures......................................36
  Section 8.4.      Records................................................37
  Section 8.5.      Correction of Errors...................................38
  Section 8.6.      Evidence...............................................38
  Section 8.7.      Bonding................................................38
  Section 8.8.      Fees and Expenses......................................38
  Section 8.9.      Waiver of Notice.......................................38

ARTICLE  IX. TRUST FUND    39
  Section 9.1.      Composition............................................39
  Section 9.2.      Purpose................................................39
  Section 9.3.      Initial and Successor Trustees.........................39
  Section 9.4.      Powers of Trustee......................................39
  Section 9.5.      Accounting, Reports....................................40
  Section 9.6.      Disbursements..........................................40
  Section 9.7.      Compensation, Reimbursement............................41
  Section 9.8.      Trustee Indemnification................................41
  Section 9.9.      Investment Managers....................................41

ARTICLE  X. TOP-HEAVY PLAN PROVISIONS......................................43
  Section 10.1.     Top-Heavy Restrictions.................................43
  Section 10.2.     Minimum Top-Heavy Benefits.............................44
  Section 10.3.     Top-Heavy Vesting Requirements.........................44

ARTICLE  XI. ADOPTION, AMENDMENT, TERMINATION AND MERGER...................46
  Section 11.1.     Adoption of Plan by Additional Employer................46
  Section 11.2.     Amendment..............................................46
  Section 11.3.     Termination............................................46
  Section 11.4.     Discontinuance of Contributions........................47
  Section 11.5.     Rights Upon Termination, Partial Termination and
                    Discontinuance of Contributions........................47
  Section 11.6.     Deferral of Distributions..............................47
  Section 11.7.     Merger, Consolidation or Transfer of Plan Assets.......47

ARTICLE  XII. MISCELLANEOUS................................................48
  Section 12.1.     Responsibility of Insurance Companies..................48
  Section 12.2.     Limitation of Fiduciary Responsibility and Liability...48
  Section 12.3.     USERRA.................................................48
  Section 12.4.     Effective Dates........................................48

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  Section 12.5.     Construction...........................................49














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                             ARTICLE I. DEFINITIONS


          Section 1.1. Account. "Account" means any of the several records maintained to reflect a Participant's interest in the Plan which, in reflecting the separate values described in the Plan, shall be individually designated as the "Profit Sharing Account," the "401(k) Account," and the "Rollover Contribution Account." Only a Participant's Profit Sharing Account is subject to the vesting requirements of Article VII. All other Accounts are fully and immediately vested and nonforfeitable.

          Section 1.2. Administrator. "Administrator" means the Company or other individual or committee designated by the Board of Directors to serve as the Plan administrator. The Administrator is the named fiduciary under ERISA for the Plan.

          Section 1.3. Affiliate. "Affiliate" means any member of a controlled group of corporations, group of trades or businesses under common control or affiliated service group, as defined in Section 414(b), (c), (m), or (o) of the Code, that includes an Employer.

          Section 1.4. Beneficiary. "Beneficiary" means such person or entity designated, in writing, by a Participant, or by the Plan in the absence of designation by a Participant, as the beneficiary of the Participant's Account balances in the Plan as described in Section 7.2.

          Section 1.5. Board of Directors. "Board of Directors" means the Board of Directors of the Company, or the appropriate committee of members of such Board of Directors delegated supervisory responsibility for the Plan.

          Section 1.6. Break in Service. With respect to an employee, a "Break in Service" shall accrue at the end of any Plan Year in which the employee does not complete more than five hundred (500) Hours of Service.

          Section 1.7. Code. "Code" means the Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

          Section 1.8. Company. "Company" means Fresh Brands Distributing, Inc., f/k/a Schultz Sav-O Stores, Inc., a Wisconsin corporation, and any successors and assigns thereto.

          Section 1.9. Compensation. The "Compensation" of an Employee for any period means the wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to a salesperson, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)) determined prior to reductions for elective contributions that are made by the Employer on behalf of Employees that are not includable in gross income under Code Sections 125, 132(f)(4), 402(g), and 402(h). All other amounts shall be excluded from Compensation including amounts described in Treasury Regulation Section 1.415-2(d)(3), such as Employer contributions on behalf of the Participant to any plan of deferred compensation to the extent that, before application of Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed; amounts realized from the exercise of a nonqualified stock option, or when restricted stock or property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee). The annual Compensation of each Participant taken into account for any Plan Year beginning before January 1, 2002, shall not exceed $150,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. The annual Compensation of each Participant taken into account for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code.

          Section 1.10. Disability. "Disability" means a total and permanent physical or mental disability certified by a licensed physician acceptable to the Administrator which (i) results from bodily injury or disease, whether occupational or non-occupational; (ii) precludes a Participant from engaging in the duties of his or her employment; and (iii), on the basis of medical evidence, is reasonably expected to be permanent and continuous for the remainder of the Participant's life, all as determined by the Administrator, in its sole discretion, pursuant to such uniform rules, regulations, and standards as it may prescribe from time to time and consistently apply to all Participants in like circumstances.

          Section 1.11. Early Retirement. "Early Retirement" means a Termination of Employment of a Participant (except termination by death) occurring on or after the earlier of (i) the date upon which the Participant attains age fifty-five (55) and has completed five (5) Years of Credited Employment; or (ii) the date upon which the Participant has completed twenty (20) Years of Credited Employment without regard to age. For Termination of Employment occurring before January 1, 1996, "Early Retirement" required attainment of age sixty (60) and the completion of five (5) Years of Credited Employment.

          Section 1.12. Effective Date. The original "Effective Date" of the Plan is December 22, 1954. The Effective Date of the Plan as amended and restated herein is January 1, 2001, or such other date as specified herein, or such later date the Plan becomes effective with respect to Employees of an Employer pursuant to Section 11.1.

          Section 1.13. Elective Deferrals. "Elective Deferrals" means elective deferrals made under Code Section 401(k) by a Participant which are contributed to the Plan by an Employer in lieu of the Participant receiving such amount as additional compensation.

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          Section 1.14. Employee. An "Employee" means any person actively employed by an Employer and reported on the Employer's payroll records as a common law employee. In particular, it is expressly intended that individuals not treated as common law employees by an Employer on its payroll records are to be excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. The term "Employee" does not include any other common law employee or any leased employee (including a "leased employee" within the meaning of Code
Section 414(n) and (o)), but in the event a leased employee within the meaning of Code Section 414(n) and (o) becomes eligible to participate in the Plan, credit shall be given for the person's service as a leased employee toward completion of the Plan's eligibility and vesting requirements, including service for any Affiliate. The term "Employee" also excludes student employees, interns and persons becoming employed by an Employer as the result of acquisition or establishment by the Employer of additional operations, locations, or businesses, unless such extension of coverage is specifically authorized by written action of the Employer. The term "Employee" also does not include any person the terms of whose employment are governed by the provisions of a collective bargaining agreement with respect to which retirement benefits were the subject of good faith negotiation unless such agreement specifically provides for coverage hereunder.

          Section 1.15. Employer. The "Employer" means the Company and each Affiliate which has been authorized by the Company pursuant to Section 11.1 to participate in the Plan and which has adopted the Plan by appropriate corporate action.

          Section 1.16. Employer Matching Contributions. "Employer Matching Contributions" means amounts contributed by an Employer pursuant to Section 4.3 hereof based on the Elective Deferrals of the Participant.

          Section 1.17. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

          Section 1.18. Highly Compensated Employee.

          (a) "Highly Compensated Employee" means both highly compensated active employees and highly compensated former employees within the meaning of Code
Section 414(q).

          (b) A highly compensated active employee includes any employee of an Employer or an Affiliate (referred to in this Section collectively as the "employer") who performs service for an employer during the determination year and who: (i) at any time during the look-back year or determination year, is a five percent (5%) owner within the meaning of Code Section 414(q) or (ii) received Compensation from the Employer during the look-back year in excess of eighty thousand dollars ($80,000) (as adjusted pursuant to Code Section 415(d) and are in the top twenty percent (20%) of employees when ranked on the basis


                                      -3-
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of compensation. The determination year shall be the Plan Year and the look-back year shall be the twelve-month period immediately preceding the determination year.

          (c) A highly compensated former employee includes any employee of the employer who separated from service (or was deemed to have separated from service) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's fifty-fifth (55th) birthday.

          (d) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group and the compensation that is considered, will be made in accordance with Code Section 414(q).

          Section 1.19. Hours of Service. "Hours of Service" shall be aggregated for service with an Employer and any Affiliate, and shall include each hour for which an employee is directly paid or indirectly paid for the performance of duties. Hours of Service shall also include each hour not credited under the preceding sentence for which back pay, irrespective of mitigation of damages, is either awarded or agreed to, and each of the first five hundred and one (501) hours during a single continuous period of absence for which an employee is paid or entitled to payment for vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence. Notwithstanding the foregoing, no credit shall be given for payments pursuant to applicable workers' compensation or unemployment compensation or disability insurance laws. In the case of an employee absent by reason of maternity or paternity leave (within the meaning of Code Section 410(a)(5)(E)) or under an authorized leave under the Family Medical Leave Act of 1993, as amended, Hours of Service shall be credited solely for purposes of determining whether a Break in Service has occurred unless credit for such Hours of Service is authorized by other paragraphs of this Section, but not to exceed five hundred and one (501) Hours of Service for any single continuous period of absence; provided that if such Hours of Service are not needed in the year the leave began to avoid a Break in Service during such year, the Hours of Service will be credited in the following year. The Administrator shall determine each employee's Hours of Service in accordance with Department of Labor Regulations Section 2530.200b-2(b) and (c) and the applicable provisions of the Code, using in the case of exempt salaried employees for whom records of hours worked are not maintained an equivalency method based on forty-five (45) Hours of Service for each week for which such employee would be required to be credited with at least one Hour of Service based on the foregoing rules.

          Section 1.20. Investment Fund. "Investment Fund" means any of the funds referred to in Article V hereof which are established for the investment of a Participant's Account balances and constitutes part of the Trust Fund.

          Section 1.21. Investment Manager. "Investment Manager" means the Administrator or a person, insurance company, corporation or association which qualifies as an "investment manager" as defined in ERISA Section 3(38), including the Trustee and any


                                      -4-
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Employer, appointed pursuant to Article IX hereof to direct the investment of all or any portion of the assets held by the Trustee under the Trust Agreement.

          Section 1.22. Normal Retirement. "Normal Retirement" means a Termination of Employment of a Participant (except termination by death) occurring on or after the date upon which the Participant attains the later of age sixty-five (65) or the fifth (5th) anniversary of the Participant's date of participation in the Plan.

          Section 1.23. Participant. A "Participant" is a person who has been or who is an Employee admitted to participation in the Plan pursuant to Article II, and who continues to be entitled to benefits under the Plan.

          Section 1.24. Plan. The name of the "Plan" is the Fresh Brands Distributing Retirement Savings Plan. Prior to July 1, 2001, the Plan was called the Schultz Sav-O Stores Retirement Savings Plan, and prior to July 1, 1994, the Plan was called the Schultz Sav-O Stores Salaried Employees' Profit Sharing Trust. The Plan is designated a profit sharing plan with a cash-or-deferred arrangement for Code purposes.

          Section 1.25. Plan Year. The "Plan Year" is the twelve (12) consecutive month period ending on any December 31. The Plan Year is the year on which records of the Plan are kept.

          Section 1.26. Qualified Joint and Survivor Annuity. "Qualified Joint and Survivor Annuity" means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's surviving spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's Account in the Plan.

          Section 1.27. Qualified Domestic Relations Order. A "Qualified Domestic Relations Order" means a domestic relations order within the meaning of Code Section 414(p) which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan.

          Section 1.28. Settlement Date. "Settlement Date" means the date on which the value of an Account is determined for purposes of distributions, as further defined in Section 7.4(a).

          Section 1.29. Termination of Employment. The "Termination of Employment" of an Employee for purposes of the Plan shall be deemed to occur upon the Employee's resignation, discharge, retirement, death, failure to return to the performance of duties at the end of an approved leave of absence, failure to return to work when duly called following a layoff, or upon the happening of any other event or circumstance which, under the policy of the Employer as in effect from time to time, results in the termination of the Employer-Employee relationship.


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

          Section 1.30. Trustee, Trust Agreement, Trust Fund. The assets of the Plan shall be held in trust pursuant to the provisions of the "Trust Agreement" hereby continued which was originally created effective December 2, 1954. The "Trustee" is the Marshall & Ilsley Trust Company and any successor Trustee or Trustees appointed hereunder. The "Trust Fund" means the fund established pursuant to the Trust Agreement.

          Section 1.31. Valuation Date. The "Valuation Date" means the date as of which the Trust Fund and accounts are periodically valued, which shall be the last business day of each Plan Year and such interim dates as the Trustee may prescribe.

          Section 1.32. Year of Credited Employment. A "Year of Credited Employment" means each Plan Year in which an employee completes one thousand (1,000) or more Hours of Service. Partial Years of Credited Employment are not recognized. Years of Credited Employment also include one (1) year for each year prior to January 1, 1976, which was credited under Plan as in effect on December 31, 1975.






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                         ARTICLE II. PLAN PARTICIPATION

               Section 2.1. Commencement of Active Participation.

          (a) An Employee shall become a Participant for purposes of eligibility to receive Employer basic and discretionary contributions as of the January 1 of the Plan Year in which the Employee completes a Year of Credited Employment; provided such January 1 entry date is after the date the Employee first completes an Hour of Service as an Employee.

          (b) An Employee may, however, elect to begin making Elective Deferrals (and receive Employer Matching Contributions) as soon as practical after completion of one (1) Hour of Service as an Employee.

          (c) An Employee may begin making Elective Deferrals when first eligible or as of any subsequent date permitted by Administrator rule which shall not be less frequent than annual. The Employer shall advise Employees of their initial eligibility to make Elective Deferrals but shall have no obligation to provide additional notice of such eligibility thereafter. Any contribution election agreement hereunder is voluntary and enrollment in the Plan as a contributing Participant shall constitute acceptance of the terms of the Plan.

          Section 2.2. No Guaranty of Employment. Participation in the Plan does not constitute a guaranty or contract of employment with an Employer. Such participation shall in no way interfere with any rights an Employer would have in the absence of such participation to determine the duration of the Employee's employment with an Employer.

          Section 2.3. Transfers.

          (a) In the event a Participant transfers employment to a non-Employee status, contributions shall be made to the Plan on the Participant's behalf as if the Participant terminated employment on the date of transfer for a reason entitling the Participant to receive an allocation of Employer Matching Contributions for the Plan Year in which the transfer occurred. If such Participant is eligible to participate in any other defined contribution plan sponsored by an Affiliate, the Participant's Account may be transferred to such plan in such manner and at such time as the Administrator shall direct.

          (b) If a person transfers employment to Employee status from an excluded status, such person shall be eligible to become a Participant immediately on the date of transfer if such person has satisfied all of the requirements of Section 2.1(a) or (b), as applicable, by treating service in the excluded status as service as an Employee. In any other event, such person shall become a Participant only after satisfying the eligibility requirements of
Section 2.1(a) or (b), as applicable. If such person was participating in another defined contribution plan sponsored by an Affiliate and such other plan desires to transfer the person's account balances thereunder to this Plan, the Administrator may in its discretion accept such transfer and the funds shall be treated for all purposes hereunder as Account balances of the Employee.


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          Section 2.4. Rehire After Termination of Employment.

          (a) A terminated Employee who has met the eligibility requirements of
Section 2.1(a) or (b), and is rehired by an Employer, will immediately become eligible to become a Participant for all purposes of the Plan as of the date of rehire as an Employee.

          (b) A terminated Employee who has not met the eligibility requirements of Section 2.1(a) or (b) and is rehired by an Employer, will become eligible to participate only after satisfying the eligibility requirements of Section 2.1(a) or (b) following rehire, but counting for these purposes the Hours of Service credited prior to such termination. Notwithstanding the foregoing, a terminated Employee who has not met the eligibility requirements of Section 2.1(a) or (b) and is not vested, and who is rehired by an Employer after incurring five (5) consecutive Breaks in Service, will be treated as a new hire and will not be credited with any prior Hours of Service.


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                      ARTICLE III. ROLLOVER CONTRIBUTIONS

          Section 3.1. Rollover Contributions. Any Employee may from time to time contribute to the Trust Fund a rollover contribution in cash. An Employee making a rollover contribution shall provide such documentation with respect to the rollover contribution as the Administrator may prescribe. Effective January 1, 2002, the Plan will accept rollovers from tax-sheltered annuity plans described in Code Section 403(b) or eligible governmental plans described in Code Section 457(b). If the rollover contribution is distributed from an individual retirement account ("IRA"), the Employee shall supply evidence satisfactory to the Administrator confirming that such IRA is a conduit IRA which has received no annual IRA contributions from the Employee. A rollover contribution made by an Employee shall be credited to an Account in the name of such Employee as of the date of its receipt by the Trustee. The balance of a Participant's Rollover Contribution Account shall be nonforfeitable for all purposes of the Plan. Upon Termination of Employment, such balance shall be distributed to such Employee or his or her Beneficiary, as the case may be, pursuant to the provisions of the Plan.

          Section 3.2. Other Employee Contributions. Employee after-tax contributions to the Plan are neither required nor permitted, and effective January 1, 2002, the Plan will not accept rollovers of after-tax contributions.








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                        ARTICLE IV. ELECTIVE DEFERRALS,
                      EMPLOYER MATCHING CONTRIBUTIONS, AND
                             EMPLOYER CONTRIBUTIONS


          Section 4.1. Elective Deferrals.

          (a) A Participant may voluntarily elect to make Elective Deferrals in lieu of receiving the same amount as current Compensation. Elective Deferrals shall be credited to an Employee's 401(k) Account as of the date of receipt by the Trustee. The balance of a Participant's 401(k) Account shall be nonforfeitable for all purposes of the Plan.

          (b) Effective for Plan Years beginning on or after January 1, 2002, a Participant who has attained age 49 as of the last day of the immediately preceding Plan Year may voluntarily elect to make a "catch-up" Elective Deferral in lieu of receiving the same amount as current Compensation, in accordance with and subject to the limitations of Code Section 414(v) and the rules prescribed by the Administrator. Catch-up Elective Deferrals shall be credited to an Employee's 401(k) Account as of the date of receipt by the Trustee. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.

          (c) A Participant's election with respect to Elective Deferrals (or change or revocation of such election) shall be in writing, signed by the Participant, and on such form as the Administrator shall prescribe. The Administrator may, from time to time, adopt policies or rules governing such elections so that the Plan may be conveniently administered.

          Section 4.2. Amount and Deposit of Elective Deferrals.

          (a) A Participant's election under Section 4.1 above shall be in whole percentages (or if permitted by the Administrator with respect to catch-up contributions, dollar amounts) and shall not exceed such maximum percentages or amounts of Compensation as may be determined by the Administrator from time to time either for Highly Compensated Employees or for all employees as a group in a uniform and nondiscriminatory manner. All Elective Deferrals made by a Participant and contributed by an Employer shall be required to be tax deductible by such Employer in the year in which made.

          (b) The rate or amount of a Participant's Elective Deferrals shall remain in effect until changed or revoked pursuant to Administrator rule. Elections may be changed once during each calendar year quarter or more frequently if permitted by Administrator rule. Elective Deferrals may be revoked at any time by providing advance written notice to the Administrator. Participants will not be permitted to make up Elective Deferrals not made due to such revocation or as the result of a change in election. As of any date permitted under Administrator rules, but not less frequently than quarterly, a Participant may again commence making Elective Deferrals following his or her prior revocation by completing a new contribution election form and filing it with the Employer in advance.

          (c) Participant elections, changes, and revocations shall be effective when implemented by the Administrator. The Administrator will implement elections, changes, and revocations as soon as practical upon receipt of adequate written notice of the same. Notwithstanding the foregoing, in order to ensure the favorable tax treatment of Elective Deferrals hereunder pursuant to Code Section 401(k) or to ensure compliance with Code Sections 402(g), 414(v) or 415, the Administrator in its discretion may prospectively decrease the rate (or amount) of Elective Deferrals of any Participant at any time.

          (d) No Participant's Elective Deferrals shall be in excess of the applicable annual dollar limitation permitted pursuant to Code Section 402(g) or Code Section 414(v), as applicable, for the Plan Year. In the event any Participant makes contributions that exceed the Code Section 402(g) limitation ("Excess Deferrals") for any calendar year, the Excess Deferrals will or may be distributed under the following rules. If the Participant makes an Excess Deferral solely to this Plan, or to this Plan and to another plan maintained by an Employer or its Affiliates, the Participant will be deemed to have notified the Administrator of such excess, and the Plan will distribute the Excess Deferral (or the pro rata portion of the Excess Deferral allocable to this Plan if the Excess Deferral was made to more than one plan) and attributable earnings (but excluding gap period income) as soon as practicable after it discovers the excess, but not later than the April 15th of the Plan Year following the Plan Year in which the Excess Deferral was made. If the Participant made his or her Excess Deferral to this Plan and the plan of another non-Affiliate employer, the Participant must notify the Administrator in writing of the amount of such Excess Deferral that will be allocated to this Plan no later than March 1 of the following year, and the Administrator may (but is not required to) direct the Trustee to distribute the allocated Excess Deferral and attributable earnings (but excluding gap period income) by the April 15th of the following year. The Participant must certify to the Administrator the amount of the Excess Deferral to be allocated to this Plan. At the same time as Excess Deferrals are distributed, Employer Matching Contributions that were made with respect to such Excess Deferrals will be forfeited; provided that, when refunding Excess Deferrals, Elective Deferrals for which no Employer Matching Contribution was made will be refunded before Elective Deferrals for which an Employer Matching Contribution was made.

          (e) The Plan is subject to the limitations of Code Section 401(k) which are incorporated herein by this reference. Accordingly, the actual deferral percentage for Employees who are Highly Compensated Employees as defined in Code Section 414(q) shall not exceed the greater of:

                    (i) the actual deferral percentage for the prior Plan Year of the Employees who are nonhighly compensated employees multiplied by one and twenty-five hundredths (1.25), or

                    (ii) the lesser of the actual deferral percentage for the prior Plan Year of the Employees who are nonhighly compensated employees plus two (2) percentage points, or the actual deferral percentage for the Prior Plan Year of the nonhighly compensated employees multiplied by two
                              (2),

subject to such other applicable limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of this alternative limitation. Effective for Plan Years beginning after December 31, 2001, the multiple use limitation shall no longer apply. Any excess contributions (including applicable income determined pursuant to applicable regulations), determined (i) after any recharacterization of deferrals as after tax contributions if applicable and use of qualified nonelective contributions and/or qualified matching contributions as helpful in the actual deferral percentage test, and (ii) by leveling the highest deferral amounts until the test is satisfied in accordance with the procedures specified in Code Section 401(k), shall be distributed, including applicable income (but not gap period income) determined pursuant to applicable regulations. For purposes hereof, corrective distributions shall first be taken from all unmatched Elective Deferrals. In the event that matched Elective Deferrals are required to be distributed hereunder, any related Employer Matching Contributions (and earnings thereon, but excluding gap period income) shall be forfeited. Such distributions shall be made during the Plan Year following the year the excess contributions were made, and the amount shall be determined based on the respective amounts attributable to each Highly Compensated Employee as determined pursuant to Code Section 401(k)(8) and based on compensation as defined in Code Section 415(c)(3).

          Section 4.3. Employer Matching Contributions.

          (a) Each Employer shall contribute to a Participant's 401(k) Account an amount equal to twenty-five percent (25%) of the amount of Elective Deferrals contributed by each Participant pursuant to Section 3.1, up to four percent (4%) of Compensation for the Plan Year; provided that an Employer Matching Contribution shall not be made with respect to Elective Deferrals designated as catch-up contributions. Employer Matching Contributions shall regularly be made as soon as practical following each payroll, but not less frequently than monthly. Employer Matching Contributions shall be credited to the Employee's 401(k) Account as of the date of receipt by the Trustee and shall be nonforfeitable for all purposes of the Plan.

          (b) The Plan is subject to the limitations of Code Section 401(m) which are incorporated herein by this reference. Accordingly, the actual contribution percentage of Employer Matching Contributions for Employees who are Highly Compensated Employees as defined in Code Section 414(q) shall not exceed the greater of:

                    (i) the actual contribution percentage for the prior Plan Year of the Employees who are nonhighly compensated employees multiplied by one and twenty-five hundredths (1.25), or

                    (ii) the lesser of the actual contribution percentage for the prior Plan Year of the Employees who are nonhighly compensated employees plus two (2) percentage points, or the actual contribution percentage for the prior Plan Year of the nonhighly compensated employees multiplied by two
                              (2),

subject to such other applicable limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of this alternative limitation. Effective for Plan Years beginning after December 31, 2001, the multiple use limitation shall no longer apply. In order to ensure compliance with Code
Section 401(m), any excess aggregate contributions, determined (i) after any recharacterization of deferrals as after tax contributions if applicable and use of qualified nonelective contributions and/or qualified matching contributions as helpful in the actual deferral percentage test, and (ii) by leveling the highest contribution amounts until the test is satisfied in accordance with the procedures specified in Code Section 401(m), shall be distributed, including applicable income (but not gap period income) determined pursuant to applicable regulations. Such distributions shall be made during the Plan Year following the year the excess aggregate contributions were made, and the amount shall be determined based on the respective portions attributable to each Highly Compensated Employee and based on compensation as defined in Code Section 415(c)(3).

          Section 4.4. Employer Contributions.

          (a) Basic Contributions. Subject to its right to amend or terminate the Plan, for each Plan Year each Employer shall contribute an amount, which when added to forfeitures allocable for such year pursuant to Section 7.3 hereof, will equal five percent (5%) of the Compensation of all eligible Participants (as determined pursuant to Section 6.2) for the year. This is the Employer basic contribution for the year.

          (b) Discretionary Contribution. In addition, for each Plan Year, an Employer may contribute to the Trust Fund an amount, if any, determined in the discretion of its Board of Directors. This is the Employer discretionary contribution for the year.

          (c) Forfeitures. Any final forfeitures declared pursuant to Section
7.3 shall be applied to offset the Employer contribution requirements of this
Section 4.4.

          Section 4.5. No Liability for Future Employer Contributions. The benefits under the Plan shall be only such as can be provided by the assets of the Plan, and there shall be no liability or obligation on the part of the Employer to make future contributions hereunder or to make any further contributions in the event of termination of the Plan.

          Section 4.6. Timing and Deductibility of Contributions. Subject to the requirements of Section 4.3(a), Employer basic, discretionary, and matching contributions shall be paid to the Trustee not later than the time, including extensions thereof, prescribed by law for filing the federal income tax return of the Employer for its fiscal year ending within or on the last day of the Plan Year. For purposes of the Plan, however, such contributions shall be deemed to have been made not later than the last day of the fiscal year of the Employer which ends within or on the last day of the Plan Year. Employee Elective Deferrals shall be paid to the Trustee as soon as possible after they are withheld from the Participant's Compensation, but in no event later than the fifteenth (15th) business day after the end of the month in which they would have otherwise been paid to the Participant in cash. The Trustee shall be under no duty, expressed or implied, either to determine the amount of or to force the collection of any contributions to the Trust Fund. All contributions to the Plan are conditioned upon their deductibility by the Employer. In the event that any portion of Elective Deferrals, Employer Matching Contributions, or Employer basic or discretionary contributions made by an Employer for the Plan Year is either paid to the Trustee due to a mistake of fact or disallowed as a deduction under Code Section 404, such portion shall, upon the Administrator's written direction, be returned to the Employer within one (1) year of its payment or disallowance. In the case of termination of the Plan, any residual assets which are held in suspense pursuant to Code Section 415 shall be returned to the Company.

          Section 4.7. Contributions for Omitted Participants. If, for any Plan Year, after the Employer contributions made to the Trust Fund for that year have been allocated, it should appear that, through oversight or a mistake of fact or law, an Employee who should have been entitled to share in such contributions received no allocation, received an allocation which was less than the Employee should have received, or was otherwise omitted, the Employer, at its election, and in lieu of reallocating such contributions, may make a special contribution in an amount equal to the amount that would have been allocated to such Employee's Account had such error not been made. Such special allocation may be funded with a special contribution from the Employer for such purpose or out of current earnings in the Trust Fund, as determined by the Employer and the Administrator.

          Section 4.8. Maximum Limitations on Annual Additions. Except to the extent permitted by Section 4.1(b) and Code Section 414(v), the Plan is subject to the limitations on benefits and contributions imposed by Code Section 415 which are incorporated herein by this reference. The limitation year shall be the Plan Year. If the annual addition to a Participant's Accounts for any Plan Year exceeds that limitation due to a reasonable error in estimating a Participant's annual compensation or in determining the amount of Elective Deferrals that may be made with respect to a Participant under Section 415 of the Code, or as the result of the allocation of forfeitures, the amount of contributions credited to the Participant's Account in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:

          (a) The Participant's Elective Deferrals for which no Employer Matching Contribution was made under Section 4.3 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any earnings on the contributions to be returned;

          (b) The Participant's Elective Deferrals for which an Employer Matching Contribution was made, and the corresponding Employer Matching Contribution, shall be reduced to the extent necessary. The amount of the reduction attributable to the Participant's

Elective Deferrals shall be returned to the Participant, together with any earnings on those contributions, and the amount attributable to the Employer Matching Contribution and earnings thereon shall be forfeited and shall be allocated as a forfeiture during the determination year among all other eligible Participants to the extent the limitations permit; and

          (c) The Participant's Employer Contributions shall be reduced to the extent necessary. The amount of the reduction, together with any earnings on those contributions, shall be forfeited and shall be allocated as a forfeiture during the determination year among all other eligible Participants to the extent the limitations permit.

Any amounts which cannot be allocated due to the limitations shall be credited to a suspense account subject to the following conditions: (i) amounts in the suspense account shall be allocated as a forfeiture among all eligible Participants hereunder at such time, including termination of the Plan or complete discontinuance of Company contributions, as the foregoing limitations permit, (ii) no investment gains or losses shall be allocated to the suspense account, (iii) no further Company contributions shall be permitted until the foregoing limitations permit their allocation to Participant's Accounts, and
(iv) upon termination of the Plan, any unallocated amounts in the suspense account shall revert to the Company.

                             ARTICLE V. INVESTMENTS


          Section 5.1. Direction of Investment.

          (a) Each Participant shall direct, in the manner the Administrator prescribes, the percentage (in minimum multiples as prescribed by the Administrator) of his or her Account and any future contributions to such Account which shall be invested in each Investment Fund. An investment direction shall remain in effect until changed by the Participant. The Beneficiary, in the event of the Participant's death, may provide investment direction under this Article.

          (b) A Participant's direction of investment may be made or changed once each calendar year quarter (or more frequently if permitted generally by the Administrator) in accordance with Administrator rules and procedures. The Participant shall be permitted to designate both the percentages of the current balance to be allocated to particular funds as of the applicable change date and the percentages of future contributions to be allocated to particular funds. No reallocations shall be made due to differences in investment results between various funds except as directed by the Participant.

          (c) In the event a Participant fails to provide investment direction with respect to his or her Account, such Account may be invested on the Participant's behalf by the Administrator in an Investment Fund whose primary objective is capital preservation.

          Section 5.2. Description of Funds.

          (a) The Administrator, in its discretion, shall select the Investment Funds to be offered by the Plan. One of the Investment Funds shall at all times be a Company Stock Fund which shall be invested primarily in the common stock of the Company. Any or all of the Investment Funds, with the exception of the Company Stock Fund, may be invested in common funds of the Trustee (or its affiliates) or in mutual funds, which may be managed by the Trustee or its affiliates.

          (b) Pending investment in securities of a character described for an Investment Fund, any part of a fund may be invested in money market mutual funds, savings accounts, or other deposits with a bank, commercial paper or other short-term securities, including any accounts, common funds, or mutual funds of the Trustee or its affiliates utilizing similar investments.

          (c) Additional Investment Funds may be established in the discretion of the Administrator, with such titles and investment characteristics as shall be determined by the Administrator and communicated to Participants. Any Investment Fund may be eliminated or restructured in the discretion of the Administrator after prior notice to Participants.

          (d) Each Participant's Account in the Plan shall be invested in the various Investment Funds as directed by the Participant.

          Section 5.3. Funding Policy. The funding policy for the Plan is that Investment Funds designated by the Administrator shall be managed in a manner consistent with ERISA and the general investment objectives applicable to the Investment Fund and for the purpose of defraying the reasonable expenses of administering the Plan. The Administrator shall have primary responsibility for carrying out the funding policy, and in addition to its specific responsibilities set forth elsewhere in the Plan, shall establish and communicate to the Trustee and/or other investment manager(s) the general investment policy and objectives for the funds designated pursuant to Section
5.2 hereof. A Participant making investment elections and changes in accordance with this Article thereby assumes full responsibility for such exercise of control over assets in the Participant's accounts. No person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, which may result from such person's exercise of control.

          Section 5.4. Voting and Tender Rights as to Company Common Stock.

          (a) Shares of Company common stock held by the Company Stock Fund are allocated to Participants' Accounts in that investment fund as of each Valuation Date. Shares which have been so allocated are referred to as allocated shares.

          (b) Voting rights with respect to allocated shares as to which the Trustee receives written instructions from the Participants to whom the shares are allocated shall be voted by the Trustee as directed by such Participants or not voted if so directed by a Participant. At the time of the mailing to stockholders of the notice of any stockholders' meeting of the Company, the Company, in conjunction with the Administrator and the Trustee, shall use its reasonable best efforts to cause to be delivered to each such Participant such notices and informational statements as are furnished to the Company's stockholders in respect of the exercise of voting rights, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to the voting of allocated shares. Upon timely receipt of directions, the Trustee shall vote the allocated shares on each matter as directed by the Participant. The Trustee shall vote or not vote all Company common stock held by the Company Stock Fund that is not allocated to any Participant's Account and all Company common stock allocated to a Participant's Account which is not voted by the Participant because the Participant has not directed (or has not timely directed) the Trustee as to the manner in which such Company common stock is to be voted, as directed by the Administrator. All such voting rights, instructions, and directions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers, and employees of the Company or any Employer or Affiliate.

          (c) Notwithstanding any provisions of the Plan, if there is a tender offer for, or a request or invitation for tenders of, shares of Company common stock held by the Company Stock Fund, the Administrator shall furnish either to the Trustee, which shall then furnish to each Participant, or directly to Participants at the Trustee's request, prompt notice of any such tender offer for, or request or invitation for tenders of, such shares of Company common stock and the Trustee shall request from each Participant instructions as to the tendering of such Participant's allocated shares (which may include instructions to refuse to tender). The Trustee shall tender only such shares of Company common stock for which the Trustee has received (within the time specified in the notification) tender instructions. With respect to shares of Company common stock which are held by the Company Stock Fund, but which are not allocated shares, and shares of Company common stock for which no instructions are received, the Trustee may tender such shares of Company common stock in its discretion. All such tender instructions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers, and employees of the Company, or any Employer or Affiliate, or any person making the offer.

          Section 5.5. Securities Law Requirements. The price at which the Plan shall acquire newly-issued shares from the Company shall be the average of the high and low sales prices, carried to three (3) decimal places, of the Company common stock as reported in The Wall Street Journal (Midwest Edition) under "NASDAQ National Market Issues" on the date immediately prior to the date of purchase. If no trading occurs on the National Market in the Company common stock on the date immediately prior to the date of purchase, the price will be determined with reference to the next preceding date on which the Company common stock is traded on the National Market. The price at which the Plan shall be deemed to have acquired outstanding shares of Company common stock either in open market purchases or through privately negotiated transactions shall be the average price for such shares purchased at any time the Plan makes one or more purchases to invest available funds in Company common stock. In the event investment under the Plan is made both in newly-issued and outstanding shares, the shares purchased shall be allocated proportionately among the Accounts of all Participants for whom funds are being invested at that time. Purchases of Company common stock by the Plan shall be made in compliance with applicable securities laws including without limitation Rule 10b-6 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended, as such rules are in effect from time to time.

                        ARTICLE VI. PARTICIPANT ACCOUNTS


          Section 6.1. Description of Participant Accounts. Separate Accounts shall be established for each Participant to reflect the Participant's interests in the Plan. Such Accounts may include a 401(k) Account (including subaccounts for Elective Deferrals, Employer Matching Contributions and to the extent deemed necessary by the Administrator, catch-up contributions), a Rollover Contribution Account for rollover contributions, and a Profit Sharing Account for basic and discretionary Employer contributions. As necessary or appropriate to provide for proper administration of the Plan, the Accounts of Participants may include subaccounts for interests invested in each Investment Fund provided in Article V hereof, for interests derived from different sources of contributions, and for such other purposes as the Administrator shall determine. Notwithstanding the foregoing, in the discretion of the Administrator, two or more of the above Accounts may be combined.

          Section 6.2. Allocation of Employer Contributions.

          (a) As of each December 31, the basic and discretionary Employer contributions for the Plan Year shall be allocated among the Accounts of each of the eligible Participants as defined in subsection (b) as follows:

                    (i) an amount equal to five percent (5%) of the Participant's Compensation for such Plan Year;

                    (ii) to the extent sufficient funds remain after the allocation in (i), an amount equal to the Participant's Compensation for such Plan Year in excess of the contribution and benefit base in effect under Section 230 of the Social Security Act for such year, if any such excess, times the lesser of (A) the rate of tax under Code Section 3111(a) in effect on January 1 of the applicable Plan Year which is attributable to old age insurance but in no event less than five and seven-tenths percent (5.7%) or (B) the sum of the percentages in (i) and (iii) allocated on total Compensation for such Plan Year; and

                    (iii) an amount determined by multiplying any remaining Company contribution not allocated under (i) or
                              (ii) by a fraction, the numerator of which is the Participant's Compensation for such Plan Year and the denominator of which is the aggregate Compensation of all eligible Participants for such year.

          (b) The eligible Participants for a Plan Year shall be:

                    (i) all Participants who receive a Year of Credited Employment for such year and are employed with an Employer on December 31 of such year; and

                    (ii) all Participants who terminate employment during such year because of retirement, death, or Disability in circumstances for which benefits are payable pursuant to Article VII.

          (c) Notwithstanding the foregoing, the Employer contributions shall be credited to the Accounts of Participants as of the date of receipt by the Trustee.

          Section 6.3. Allocation of Changes in Value. The Trust Fund and the Investment Funds shall be unitized for accounting purposes. Each Valuation Date, the Participants' Accounts shall be adjusted (based on the proportion that the Participant's Interest in the Investment Funds bears to all Participants' interests in such fund) to reflect the effect of the Trust Fund's net earnings or losses, which includes income received, any changes in fair market value, expenses and all other transactions since the prior Valuation Date.

          Section 6.4. Special Account Adjustments. If, in the judgment of the Administrator, it appears at any time that an adjustment of accounts pursuant to the preceding Sections would result in an unreasonable inequity to any Plan Participant because of unusual market conditions or because of disproportionately large contributions or distributions, the Administrator shall cause all accounts to be adjusted pursuant to Section 6.3 at such date or dates as the Administrator may determine necessary to eliminate such unreasonable inequity as if such date or dates were a Valuation Date.

          Section 6.5. Responsibility to Maintain Account Balances. The responsibility to maintain Account balances pursuant to the provisions of this
Section 6 shall be discharged by the Administrator, which may engage a professional recordkeeper for this purpose. The Administrator shall keep separate Accounts for each Participant's accrued benefits under the Plan, showing the manner in which it has determined the entries made to each such Account. The Administrator shall make arrangements with the Company for the delivery to each Participant of a statement showing, as of the close of the Plan Year, and more frequently as determined by the Administrator, each Participant's credited balance to each of his or her Accounts.

                             ARTICLE VII. BENEFITS


          Section 7.1. Retirement. A Participant shall become entitled to the full amount credited to his or her Accounts in any of the following ways:

          (a) Termination of Employment with the Employer and all Affiliates on or after Normal Retirement; or

          (b) Termination of Employment with the Employer and all Affiliates on or after Early Retirement; or

          (c) Termination of Employment with the Employer and all Affiliates due to Disability.

          Section 7.2. Death. The Participant's Beneficiary shall be entitled to the full amount credited to the Participant's Accounts in the event of the Participant's death while actively employed with the Employer or Affiliates. In the event a Participant dies after Termination of Employment but prior to full payment of any distribution to which he or she is entitled, the unpaid portion of any such distribution shall be payable to the Participant's Beneficiary. The Participant's written designation of his or her Beneficiary shall be filed with the Administrator on such form and in such manner as the Administrator prescribes. Only those beneficiary designations filed with the Administrator before a Participant's death shall be given effect. In the event the Participant is married, the Beneficiary shall be the Participant's spouse unless the spouse consents in writing to the designation of an alternative Beneficiary after notice of the spouse's rights and such consent is witnessed by a Plan representative or a notary public. In the absence of a valid Beneficiary designation being on file with the Administrator at the time of death or in the absence of a surviving designated Beneficiary, the Beneficiary shall be the Participant's spouse if there be one and, if there is no spouse, the Participant's estate shall be deemed to be the Beneficiary. An alternate payee pursuant to a Qualified Domestic Relations Order shall be authorized in the same manner to designate a Beneficiary although the spouse of the alternate payee does not have the rights afforded to the spouse of a Participant under the Plan.

          Section 7.3. Vested Benefits for Other Termination of Employment.

          (a) Any Participant whose employment is terminated for any reason other than retirement, Disability or death under Sections 7.1 or 7.2 hereof, shall be entitled to the entire balances of his or her 401(k), Matching and Rollover Contribution Accounts and to the percentage of his or her Profit Sharing Account balance on his or her Settlement Date (as specified in Section
7.4 hereof) representing his or her vested (or nonforfeitable) interest therein, which percentage shall be determined in accordance with the vesting schedule set forth below:

           Complete Years of Credited                Percentage of Balance
             Employment at Date of                    at Settlement Date
                  Termination                       Which is Nonforfeitable
       --------------------------------         --------------------------------

                  Less than 1                                   0%
                       1                                       20%
                       2                                       40%
                       3                                       60%
                       4                                       80%
                   5 or more                                  100%

          (b) Notwithstanding subparagraph (a), if a Participant is discharged because of unsatisfactory service, failure to cooperate with the management, insubordination, misconduct, or dishonesty, the nonforfeitable percentage of the remainder of his or her Profit Sharing Account shall be determined in accordance with the table set forth below:

           Complete Years of Credited                Percentage of Balance
             Employment at Date of                    at Settlement Date
                  Termination                       Which is Nonforfeitable
       -----------------------------------      --------------------------------

                  Less than 3                                   0%
                       3                                       20%
                       4                                       40%
                       5                                       60%
                       6                                       80%
                   7 or more                                 100%

          (c) Any nonvested percentage of the Participant's Profit Sharing Account balance shall be held in a suspense account, and be credited with net earnings, until it is either forfeited or reinstated upon reemployment. As of the end of the Plan Year in which any such forfeiture occurs, the forfeited amount shall be allocated as provided in Section 4.4(c) hereof. Any nonvested amount of a Participant's Profit Sharing Account balance shall be forfeited as of the first to occur of the last day of the Plan Year in which the Participant receives, or is deemed to have received, full distribution of any vested balance of his or her Profit Sharing Account, or the date on which the Participant incurs a five (5) year Break in Service. A Participant who has a Termination of Employment at a time when he or she has no vested interest in his or her Profit-Sharing Account shall be deemed to have received a distribution of such Account (i.e., cashed out) upon such Termination of Employment.

          (d) If a Break in Service is incurred by a Participant with no vested interest in his or her Profit Sharing Account under this Section, he or she shall suffer an irrevocable forfeiture of his or her Profit Sharing Account balance attributable to pre-break allocations and credits to that Account when such break has continued to the point of being a five (5) year Break in Service. If the former Participant returned to work for an Employer prior to such irrevocable forfeiture occurring, the amount preliminarily forfeited from the Participant's Profit Sharing Account shall be restored to such Account upon the Participant's rehire from future forfeitures or, to the extent necessary, a special Employer contribution for this purpose.

          (e) If a former Participant is reemployed before incurring a final forfeiture hereunder, the forfeitable amount shall remain in his or her Account and continue to vest according to the schedule above, taking into consideration the Participant's nonforfeitable interest, if any, which was distributed to him or her. In any such event of a distribution to a partially vested Participant, the Participant's vested portion of his or her remaining account shall not be less than an amount ("X") determined by the formula X = P(AB + D) - D. For purposes of applying the formula, P is the vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the distribution. Notwithstanding the foregoing, no forfeiture shall occur until the vested portion of a Participant's account has been distributed; a Participant whose vested balance has been distributed or who has no vested interest shall be deemed cashed out from the Plan.

          (f) If a terminated Employee is rehired by an Employer or Affiliate before incurring five (5) consecutive Breaks in Service, the employee's prior Years of Credited Employment shall be recognized immediately for all purposes of the Plan. If a terminated Employee who has incurred at least five (5) consecutive Breaks in Service is rehired by an Employer or Affiliate, the Employee's Years of Credited Employment before the Termination of Employment are disregarded for all Plan purposes if the Employee was not vested in any portion of his or her Profit Sharing Account upon the Termination of Employment occurring immediately before the Breaks in Service began. Notwithstanding the foregoing, Years of Credited Employment completed prior to a Break in Service occurring before January 1, 1985, shall be disregarded for purposes of determining rights to the Participant's pre-Break benefit. If post-Break service is disregarded when determining vested rights to pre-Break benefits, then separate accounts shall be maintained for the Participant's post-Break and pre-Break benefits.

          Section 7.4. Settlement Date and Form and Time of Distribution.

          (a) Settlement Date. The value of a Participant's Accounts on his or her Settlement Date shall apply for purposes of any distribution under this
Section 7.4. "Settlement Date" shall mean the date on which a Participant's Accounts are valued immediately preceding their distribution.

          (b) Form. Unless a Participant otherwise elects pursuant to Section 7.5, benefits under Sections 7.1 and 7.3 shall be paid in the form of a Qualified Joint and Survivor Annuity for any vested account balance which exceeds five thousand dollars ($5,000) at the time benefits are first distributable. Payments of Accounts with a vested balance of five thousand dollars ($5,000) or less shall be paid in a lump sum. Payments to a surviving spouse under Section 7.2 shall be made in the form of a single premium annuity contract unless a lump sum is elected by the spouse. Any other payments under
Section 7.2 will be made in a lump sum.

          (c) Elimination of Annuity Forms. If the Administrator so determines, all forms of payment other than lump sums shall be eliminated hereunder as of the 91st day (or such later date as the Administrator shall prescribe) following the date the Administrator provides notice of such elimination to Participants in accordance with the applicable Treasury regulations under Code Section 411(d)(6).

          Section 7.5. Participant Election.

          (a) A Participant may elect not to receive a Qualified Joint and Survivor Annuity and instead receive a lump sum payment.

          (b) Each Participant shall be notified by the Administrator of his or her right of election under Section 7.5(a) as required by ERISA and pursuant to the rules adopted by the Administrator. Any election under Subsection 7.4(a) may be made or revoked any number of times at any time during the ninety (90) day period before the annuity starting date. Any election by a married Participant of a lump sum option shall be deemed invalid unless either (i) the Participant's spouse as of his or her annuity starting date has executed the election form and acknowledged its effect, with such consent being witnessed by a notary public or a Plan representative appointed by the Administrator, or (ii) the Participant has demonstrated to the Administrator that he or she has no spouse of whom consent is required, his or her spouse cannot be located or he or she is excused because of other circumstances recognized under the Code.

          Section 7.6. Distribution of Company Common Stock. Unless a Participant otherwise elects pursuant to uniform rules established by the Administrator, distributions under this Plan shall be made in cash. For any lump sum distribution of normal retirement benefits pursuant to Section 7.1, a Participant may elect, up to the entire balance in his or her Account, to receive full shares of Company common stock. Fractional shares may not be so distributed.

          Section 7.7. Time for Distribution of Accounts. Unless otherwise elected by the Participant, payment of benefits will be made or commenced as soon as practicable following the Settlement Date coincident with or next following the Participant's Termination of Employment date if the Participant (or Beneficiary) so elects, but not later than the sixtieth (60th) day next following the close of the Plan Year during which the Participant dies, attains age sixty-five (65), or if later, during which his or her Termination of Employment date occurs. Notwithstanding any provision in this Section 7.7 to the contrary, benefits shall be paid no later than the April 1 of the calendar year next following the calendar year in which the Participant attains age seventy and one half (70-1/2) years or terminates employment, whichever is later. If, however, the Participant is a five percent (5%) owner (within the meaning of Code Section 416), benefits shall be paid no later than the April 1 of the calendar year next following the calendar year in which the Participant attains age seventy and one-half (70-1/2) years even if the Participant is still employed. In addition, any death benefits shall be completely distributed within five (5) years of the Participant's death. No Account which is in excess of five thousand dollars ($5,000) shall be distributed prior to the Participant's attainment of age sixty-five (65) without the consent of the Participant in the form described in

Section 7.5 prior to the latest distribution date permitted herein. An Account which is five thousand ($5,000) dollars or less on the date of the Participant's Termination of Employment shall be distributed to the Participant (or his or her Beneficiary) as soon as practicable after such Termination of Employment. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations thereunder that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

          Section 7.8. Required Distribution Rules. All distributions from the Plan shall be made in accordance with the rules of Code Section 401(a)(9) and the rules provided in the applicable Treasury regulations, which are incorporated herein by reference. The provisions of the Plan reflecting Code
Section 401(a)(9) override any distribution options in the Plan inconsistent with such provisions.

          Section 7.9. Loans. The Administrator shall be responsible for administration of the Plan's loan program. Upon the written application of a borrower based on financial hardship, filed with the Administrator, the Administrator shall direct the Trustee to make a loan to such borrower out of the borrower's 401(k) Account and Rollover Contribution Account, if any. Loans are not permitted from Profit Sharing Accounts. For this purpose, a financial hardship means an immediate and heavy financial need of the Participant which cannot be satisfied from other resources reasonably available to such Participant. Hardship loans are subject to the spousal consent requirements of Code Sections 401(a)(11) and 417, and Section 7.5 of the Plan. A loan due to financial hardship is made on account of an immediate and heavy financial need of a Participant only if it is made on account of: (i) expenses incurred or necessary for medical care, described in Code Section 213(d), of the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152); (ii) purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents; or (iv) the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence. A hardship loan shall be limited to the amount of the immediate and heavy financial need. The following paragraphs shall also be applicable:

          (a) Loans are available to each individual who is an Employee (or person who is a party in interest within the meaning of ERISA Section 3(14)) and who has a 401(k) Account or Rollover Contribution Account in the plan attributable (i) to his or her own participation herein or (ii) to the participation of a deceased Participant of whom the individual is a Beneficiary. An individual in either of these two categories shall be referred to as a "borrower." With respect to an individual who is in both of these categories, the limitations in subparagraph (b), below, shall apply in the aggregate to all of his or her account balances in the Plan.

          (b) Upon filing a proper written application with the Administrator establishing financial hardship, an eligible borrower may borrow against his or her 401(k) Account and Rollover Contribution Account, if any. Loan proceeds shall be drawn from any Rollover Contribution Account first. Only one loan may be maintained by an eligible borrower at a time. The maximum loan amount shall not exceed one-half (1/2) the value of the borrower's interest in such Accounts as of the Settlement Date immediately preceding such written application or, if less, fifty thousand dollars ($50,000) reduced by the excess of the highest outstanding loan balance in the preceding one (1) year period over the outstanding loan balance on the date of the current loan. The minimum loan amount is one thousand dollars ($1,000). Loan proceeds may be drawn proportionately from all or some of the Investment Funds utilized by the borrower for such Accounts, as determined by Administrator rule, and repayments shall be deposited in accordance with the borrower's then current investment direction.

          (c) All loans shall bear interest commensurate with the rate which would be charged by commercial lenders for similar loans in accordance with Department of Labor Regulation ss. 2550.408b-1 as determined by the Administrator. The duration of the loan shall be such period as may be agreed upon by the borrower and the Administrator, but in no event shall the term exceed five (5) years except that, for loans for the purchase of a primary residence, such term shall not exceed fifteen (15) years. All loans shall be due and payable in accordance with the terms of the loan, upon an event of default described below, or if earlier, when a taxable distribution is made (i) in the case of a borrower making a loan from his or her own accounts, after Termination of Employment, or (ii) in the case of a borrower who is a Beneficiary borrowing from the account of a deceased Participant, at any time after the death of such Participant. The amount otherwise payable to the borrower shall be offset by any unpaid principal and interest on the loan. In the event that a borrower's account becomes distributable before repayment in full of all principal and interest on outstanding loans, the note evidencing any outstanding loan may be distributed to the borrower in full satisfaction of the remaining indebtedness.

          (d) Each loan shall require regular amortization of principal and interest on at least a quarterly basis. The terms and conditions of each loan shall be incorporated in a promissory note executed by the borrower. Borrowers shall repay their loans through payroll deduction. Installment payments, in the form of a check or money order made payable to the Plan and remitted to the Administrator, shall be made by any borrower whose payroll income is not sufficient to satisfy the debt repayment schedule. Loans may be prepaid without penalty. Every borrower shall receive a clear statement of the charges involved in each loan transaction, which shall include the dollar amount and annual interest rate of the finance charge.

          (e) Amounts loaned to a borrower shall not share in Trust Fund earnings, but shall be investments for the benefit of the borrower's account to be treated as a segregated loan account until repaid.

          (f) A loan shall be secured by the borrower's account to the maximum extent permitted by law. If a borrower defaults in the making of any payments on a loan when due and such default continues through the end of the calendar quarter following the calendar quarter in which the default arose, or in the event of the borrower's bankruptcy, impending bankruptcy, insolvency or impending insolvency, the loan shall be deemed to be in default, and the entire unpaid balance with accrued interest shall become due and payable. The Administrator may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default, or, if the entire amount due is not paid within thirty (30) days following the default, the Administrator may apply the balance in the borrower's account in satisfaction of the unpaid principal and accrued interest, at such time as determined by the Administrator which will not risk disqualification of the Plan.

          (g) The Administrator may impose such other rules, requirements or restrictions relating to loans as it shall determine to be necessary or appropriate. Such rules, requirements, or restrictions shall be imposed on a uniform and nondiscriminatory basis. Notwithstanding any other provision to the contrary, special costs and fees associated with a borrower's loan may be charged directly to the borrower's account.

          Section 7.10. Hardship Withdrawal

          (a) A Participant may elect to withdraw all or any portion of his or her Rollover Account and 401(k) Account (but excluding earnings credited after January 1, 1989) provided that he or she furnishes proof of "Hardship" satisfactory to the Administrator in accordance with the provisions of paragraphs (b) and (c) below.

          (b) As a condition for Hardship there must exist with respect to the Participant an immediate and heavy financial need to draw upon his or her Rollover Account and 401(k) Account. The Administrator shall presume the existence of such immediate and heavy financial need if the requested withdrawal is on account of any of the following:

                    (i) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, his spouse or any of his dependents (as defined in Section 152 of the Code) or necessary for those persons to obtain such medical care;

                    (ii) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

                    (iii) payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education of the Participant, his spouse or dependents; or

                    (iv) payment of amounts necessary to prevent eviction of the Participant from his principal residence or to avoid foreclosure on the mortgage of his principal residence.

          The amount of the withdrawal may not exceed the amount of the financial need of the Participant, including any amounts necessary to pay any federal, state or local taxes and any amounts necessary to pay any penalties reasonably anticipated to result from the hardship distribution. The Participant shall furnish to the Administrator such supporting documents as the Administrator may request in accordance with uniform and nondiscriminatory rules prescribed by the Administrator.

          (c) As a condition for a Hardship withdrawal, the Participant must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in paragraph (b). The Participant must request, on such form as the Administrator shall prescribe, that the Administrator its determination of the necessity for the withdrawal solely on the basis of his or her application. In that event, the Administrator shall make such determination, provided all of the following requirements are met: (i) the Participant has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of the Employer and its Affiliates, (ii) the Participant is prohibited from making Elective Deferrals and after-tax contributions to the Plan and similar contributions to all other plans of the Employer and its Affiliates under the terms of such plans or by means of an otherwise legally enforceable agreement for at least 12 months after receipt of the distribution (effective January 1, 2002, the suspension shall apply for only six months), and (iii) the limitation described in Section 4.2(d) under all plans of the Employer and its Affiliates for the calendar year following the year in which the withdrawal is made must be reduced by the Participant's elective deferrals made in the calendar year of the distribution for hardship; provided that this clause (iii) shall cease to apply effective January 1, 2002. For purposes of clause (ii), "all other plans of the Employer and its Affiliates" shall include stock option plans, stock purchase plans, qualified and non-qualified deferred compensation plans and such other plans as may be designated under regulations issued under Section 401(k) of the Code, but shall not include health and welfare benefit plans and the mandatory employee contribution portion of a defined benefit plan.

          Section 7.11. Nonalienation of Benefits. The Account balances payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan except as permitted by Code Section 401(a)(13). Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder in violation of this Section 7.11, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. A loan to a Participant pursuant to the Plan shall not be treated as an assignment or alienation under this Section. The creation, assignment, or recognition of a right to any benefit payable with respect to a

Participant pursuant to a Qualified Domestic Relations Order shall not be treated as an assignment or alienation under this Section.

          Section 7.12. Receipt of Domestic Relations Order. In addition to payments made under Article VII on account of a Participant's Termination of Employment, payments may be made to an alternate payee (as defined below) prior to, coincident with, or after a Participant's Termination of Employment date if made pursuant to a Qualified Domestic Relations Order. A distribution to an alternate payee may be made out of a Participant's Account on a date coincident with the Participant's "earliest retirement age," as defined in Code Section 414(p)(4)(B). In addition, this Plan specifically authorizes distributions to an alternate payee under a Qualified Domestic Relations Order regardless of whether the Participant has attained such earliest retirement age. However, a distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if the Order clearly specifies that such payment be made. Nothing in this Section shall permit a Participant a right to receive distribution at a time otherwise not permitted under the Plan, nor shall it permit the alternate payee to receive a form of payment not permitted under the Plan. The Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders, including, in its discretion, the establishment of segregated accounts for alternate payees. The term "alternate payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to the Participant.

          Section 7.13. Payment of Taxes. The Administrator may direct the Trustee to deduct, withhold, and transmit to the proper tax authorities any tax which may be permitted or required to be deducted and withheld, and the balance of the account in such case shall be correspondingly reduced. In addition, the Administrator, as a condition of directing the payment of any account balance, may require the Participant or his or her Beneficiary, as the case may be, to furnish it with proof of payment, or such reasonable indemnity therefor as the Administrator may specify, of all income, inheritance, estate, transfer, legacy and/or succession taxes, and all other taxes of any different type or kind that may be imposed under or by virtue of any law upon the payment, transfer, descent or distribution of said benefit and for the payment of which either an Employer, the Trust Fund or the Administrator, in the judgment of the Administrator, may be directly or indirectly liable.

          Section 7.14. Incompetent or Minor Payee. If any Participant or Beneficiary entitled to receive benefits hereunder is, in the judgment of the Administrator based upon a physician's examination, unable to take care of his or her affairs because of mental condition, illness, or accident, any payment due such person may (unless prior claim therefor shall have been made by a qualified guardian or other legal representative) be paid for the benefit of such Participant: (a) to such person's legal representative appointed by proceedings satisfactory to the Administrator; (b) directly to such person even though he or she is not then able to exercise control over such payment; and/or
(c) to any custodian under the Uniform Gifts to Minors Act or similar statutes or guardian of such person or of his or her property with whom such person is making his or her home. The Administrator shall not be required to see to the proper application of any such payment made to any person pursuant to the provisions of this Section, and any such payment so made shall be a complete discharge of the liability of the Trust Fund, the Administrator and the Company therefor.

          Section 7.15. Notice, Place and Manner of Payment. Any payments due hereunder shall be made on demand at such office as the Trustee may maintain; provided, however, that any person from time to time entitled to such payments may by notice in writing to the Trustee specify a Post Office address to which such payment shall be remitted.

          Section 7.16. Source of Benefits. All benefits to which persons shall become entitled hereunder shall be provided only out of the Trust Fund. No benefits are provided under the Plan except those expressly described herein.

          Section 7.17. Direct Transfer of Eligible Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (a) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution attributable to the Participant's 401(k) Account. Effective January 1, 2002, a hardship distribution from any source shall not be considered an eligible rollover distribution.

          (b) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. Effective for distributions made after December 31, 2001, the rollover may also be made to an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.

          (c) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former

Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. Effective for distributions made after December 31, 2001, a surviving spouse or spousal alternate payee shall have the same rollover rights as a Participant as described in subsection (b).

          (d) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                       ARTICLE VIII. PLAN ADMINISTRATION


          Section 8.1. The Plan Administrator. Any committee which is designated as the Administrator hereunder shall be organized pursuant to the following paragraphs:

          (a) The Plan administrative committee shall consist of such member or members who shall be appointed by and serve at the pleasure of the Board of Directors. Members may, but need not, be officers, employees, directors, and/or representatives of the Company. Upon the death, resignation, removal or inability to serve of any member, the Board of Directors may, but need not, name his or her successor. Any member may resign at any time by delivering written notice of such resignation to the Company. The Board of Directors shall have the right at any time, with or without cause or notice, to remove any member of the committee. The committee may exercise its powers hereunder notwithstanding the existence of vacancies.

          (b) Members of the committee shall not be entitled to compensation for performing their duties as members, but shall be entitled to reimbursement for any expenses reasonably incurred in connection with the administration of the Plan which are not otherwise paid by the Company.

          (c) The committee shall appoint a chairman who must be from among its members and a secretary who need not be from among its members. The chairman shall preside at committee meetings and the official acts and determinations of the committee shall be recorded by the secretary.

          (d) The committee, as Administrator, shall have discretionary authority to control and manage the operation and administration of the Plan, including the following:

                    (i) The committee shall from time to time certify in writing to the Trustee the names of retired, terminated or deceased Participants, and the date payments to such Participants or their Beneficiaries shall commence and terminate, all in accordance with the Plan. Any such notice from the committee shall be deemed adequate by the Trustee if signed by any member of the committee or the committee's duly authorized agent.

                    (ii) The committee shall file such reports with governmental authorities as may be required by law and which are not filed by the Trustee.

                    (iii) The committee may adopt and promulgate such rules and regulations, not inconsistent with the terms and provisions hereof, for the committee of the Plan as it deems necessary. From time to time, the committee may amend or supplement any such rules or regulations. The committee shall have discretionary authority to decide any questions of eligibility, participation, benefit payments and any other questions of interpretation or fact relating to the Plan. Its determination on all matters of administration shall be conclusive and binding on all persons, unless arbitrary and capricious.

                    (iv) The committee shall review claims for benefits in accordance with the Plan's claims procedures.

                    (v) The committee shall prescribe procedures to be followed and forms to be used in electing any alternatives available under the Plan and to apply for benefits under the Plan.

                    (vi) The committee shall prepare and distribute, in such manner as it determines appropriate, information explaining the Plan.

                    (vii) The committee shall receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan. The committee shall be entitled to rely on any such information so received.

                    (viii) The committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for benefits under the Plan.

                    (ix) The committee shall have the power to appoint one or more Investment Managers which shall serve at the pleasure of the committee

                              (A)       to control the investment and
                                        reinvestment of the Trust Fund and

                              (B) to direct the Trustee with respect to the exercise or non-exercise of any or all of the powers of investment conferred upon the Trustee by the Trust Agreement.

                                        Any such investment manager shall be
                                        either registered as an investment
                                        advisor under the Investment Advisors
                                        Act of 1940, a bank as defined in that
                                        Act, or an insurance company qualified
                                        to manage, acquire, or dispose of any
                                        asset of an employee benefit plan under
                                        the laws of more than one state and
                                        shall acknowledge in writing that it is
                                        a fiduciary with respect to the Plan.
                                        The committee shall have the power to
                                        advise any investment manager in
                                        connection with any matter relating to
                                        the investment of the assets of the
                                        Trust Fund and the exercise of any power conferred upon such investment manager.

                    (x) The committee may direct the establishment of Investment Funds and determine the investment characteristics and establish general investment guidelines for such Investment Funds, and to add to or change the number and nature of the Investment Funds from time to time, and prescribe rules or limitations with respect to the a Participant's investment in or reallocation among Investment Funds.

                    (xi) The committee shall periodically review the performance of the Trustee and each Investment Fund (at least annually).

          (e) A majority of the members of the committee shall constitute a quorum. The approval of such a quorum, expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the committee and shall be valid and effective for all purposes of this Plan. The acts, determinations, and constructions of the committee made in good faith within the powers conferred upon it by this Plan shall be valid and final and conclusive for all purposes of the Plan (subject only to change pursuant to the provisions of this Plan) unless arbitrary or capricious.

          (f) Discretionary actions of the committee shall be made in a manner which does not discriminate in favor of shareholders, officers or Highly Compensated Employees. In the event the committee is to exercise any discretionary authority with respect to a Participant who is a member of the committee, such discretionary authority shall be exercised solely and exclusively by those members of the committee other than such Participant. If the Participant is the sole member of the committee, such discretionary authority shall be exercised solely and exclusively by the Board of Directors.

          (g) By unanimous vote, members of the committee may allocate specific responsibilities among themselves. Also by unanimous vote, the committee may delegate to persons other than members of the committee some or all of its discretionary authority to control and manage the operation and administration of the Plan. However, the committee may not delegate its power to review claims under the Plan's claims procedures.

          (h) The committee may appoint such advisors, agents and representatives as it shall deem advisable and may also employ such clerical, legal, and medical counsel as it deems necessary. Any action taken by a properly authorized agent of the committee shall be deemed taken by the committee.

          (i) The Company shall indemnify and hold harmless each committee member and employee against all liabilities, losses, costs and expenses, including reasonable attorney's fees, incurred or suffered by any such member or employee in connection with such person's management or administration, at any time, of this Plan; provided, however, that such indemnity shall not extend to the willful misconduct or gross negligence of any such person.

          (j) If the Board of Directors fails to appoint a committee to serve as the Administrator, but designates an individual, or if the Company shall serve as the Administrator, such Administrator shall nonetheless act in accordance with the provisions of this Section 8.1 to the extent applicable.

          Section 8.2. Agent for Legal Process. The committee shall be the agent for service of legal process with respect to any matter concerning the Plan.

          Section 8.3. Claims Procedures. Claims made for benefits under the Plan shall be processed in accordance with the following paragraphs:

          (a) Claims for benefits shall be made in writing to the Administrator.

          (b) If a claim for benefits made by a Participant or Beneficiary ("claimant") is not approved in its entirety, the claimant shall be so notified in writing by the Administrator or its duly authorized agent within a reasonable period of time, but not later than ninety (90) days after receipt of the claim, unless the Administrator determines that special circumstances require an extension of up to an additional ninety (90) days for processing the claim is required. In such event, the Administrator shall furnish the claimant prior to termination of the initial 90-day period, written notice of the extension, the special circumstances requiring an extension and the date by which the Administrator expects to render the benefit determination. Notice wholly or partially denying a claim shall be written in a manner calculated to be understood by the claimant and shall contain: (i) the specific reason or reasons for the denial,

(ii) specific reference to the pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) an explanation of the review procedure set forth in the following paragraphs (c) and (d), including a statement of the claimant's right to bring a civil action under ERISA following a denial upon review.

          (c) A claimant whose claim for benefits hereunder has been wholly or partially denied, or his or her duly authorized representative, may request a review of such denial by the Administrator. A request for review shall be made in writing to the Administrator within sixty (60) days after receipt by the claimant of written notification of denial of such claim or after expiration of the initial claim period during which no written notice was received. The claimant's appeal may contain issues and comments with respect to the claim and may include documents, records and other information relating to the claim. A claimant who submits a request for review shall be entitled to access and copy documents relevant to his or her claim, free of charge.

          (d) Upon receipt of a request for review of a denial of a claim, the Administrator shall, within a reasonable period of time but not later than sixty
(60) days after receipt of the appeal, review in detail the nature and foundations of the claim, including any issues and comments submitted by the claimant or his or her duly authorized representative and the reasons for the prior denial of the claim. Notwithstanding the foregoing, if the Administrator determines that special circumstances requires an extension of time to review the appeal, the Administrator may require an extension of up to an additional (sixty) 60 days for processing the appeal. In such event, the Administrator shall furnish claimant, prior to the expiration of the initial 60-day review period, with written notice of the extension, the special circumstances requiring an extension and the date by which the Administrator expects to render the appeal determination. After a full and fair review, the Administrator shall render its decision in writing to the claimant. An adverse decision on review shall be written in a manner calculated to be understood by the claimant, and shall include: (i) the specific reason(s) for the adverse determination; (ii) specific references to the pertinent Plan provisions on which the decision is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information pertinent to his or her claim; and (iv) a statement of the claimant's right to bring an action under ERISA Section 502(a). Any such determination shall be final and binding on all parties unless arbitrary and capricious.

          Section 8.4. Records. The Company and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by said Act or other applicable law.

          Section 8.5. Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Trustee, the Company or the Administrator. Each such party shall have power to cause such equitable adjustments to be made to correct such errors as they, in their discretion, consider appropriate. Such adjustments shall be final and binding on all persons.

          Section 8.6. Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.

          Section 8.7. Bonding. Plan officials and fiduciaries shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Trust Fund. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

          Section 8.8. Fees and Expenses. No employee of an Employer shall receive compensation for services rendered in a Plan administrative committee member capacity but shall be reimbursed for all reasonable expenses incurred in that capacity. Any other person or entity serving as a committee member shall be entitled to such reasonable compensation therefor as may be mutually agreed upon with the Company. Where services are utilized as provided in Section 8.1(g) hereof, the Administrator shall review and approve fees and other costs for those services. Such fees and costs and any other expenses incurred in the administration of the Plan and Trust Fund shall be paid out of the principal or income of the Trust Fund to the extent allowed under ERISA and the Code and Department of Labor and Internal Revenue Service regulations and rulings thereunder, unless voluntarily paid by the Company.

          Section 8.9. Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

                             ARTICLE IX. TRUST FUND


          Section 9.1. Composition. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund established pursuant to the Trust Agreement. All sums of money and all securities and other property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Trust Fund." The Trust Fund shall be held in trust pursuant to the terms of this Plan. The Trust Fund shall be segregated from the assets of the Employers.

          Section 9.2. Purpose. The Trust Fund shall be maintained for the exclusive purpose of providing benefits to Participants under the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Plan Participants or their Beneficiaries.

          Section 9.3. Initial and Successor Trustees. The initial Trustee hereunder shall be such as shall be designated in Section 1. Any Trustee, whether initial or successor, may resign at any time by filing a written resignation with the Administrator. Any Trustee may be removed by the Board of Directors with or without notice or cause. Upon the resignation or removal of a Trustee hereunder, the Board of Directors shall appoint a successor Trustee. Any successor Trustee shall have all the right, title, powers, duties, exemptions and limitations of the initial Trustee; and the title of all trust property shall vest in whomever shall from time to time be the Trustee hereunder.

          Section 9.4. Powers of Trustee. The Trustee shall have the following rights, powers, and discretionary authority, except to the extent limited by any delegation of investment authority to Participants or Investment Managers which may be provided for by the Plan:

          (a) To invest and reinvest in any kinds of securities or other property, including real and personal property, interests in partnerships, notes, bonds, common and preferred stocks, and mortgages upon real or personal property, mutual funds, including mutual funds managed by the Trustee or its affiliates. The Trustee may also allow assets of the Trust Fund to be temporarily uninvested.

          (b) To commingle the assets of the Trust Fund with the assets of trusts created by others by causing such assets to be invested in any common trust fund or trust funds which may be established or maintained by the Trustee (or a custodian bank) for the collective investment of employee benefit Plan funds pursuant to declaration of trust; provided, in such case, that the declaration of trust establishing such common trust fund shall be deemed to be a part of this Plan and Trust.

          (c) To borrow money to carry out the purposes of the Plan and secure any such loan by pledge or a mortgage on the property of the Trust Fund.

          (d) To retain, manage, operate, repair and improve and to mortgage or lease for any period any real estate forming a part of the Trust Fund.

          (e) To litigate, compound, compromise, or settle any claims against the Trust Fund; provided, however, that any such action shall be undertaken only with the consent of the Administrator.

          (f) Subject to the provisions of Section 5.4, to vote in person or by a general or limited proxy, or to refrain from voting, any and all stocks or other securities held by the Trust Fund; to waive notice or consent to the holding of stockholders' meetings without notice, to deposit any securities in one or more voting trusts.

          (g) To employ such servants, agents, custodians, assistants, or counsel as the Trustee may from time to time deem necessary or desirable.

          (h) To hold property of the Trust Fund in its own name or in the name of a nominee or nominees, without disclosure of the Trust Fund, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the assets of the Trust Fund, and the Trustee's records shall at all times show that such property is a part of the Trust Fund.

          (i) To determine how all receipts and disbursements shall be charged, or apportioned as between principal and income, consistent with generally accepted fiduciary accounting principles.

          (j) To participate in and make any payments required by such participation in any proceeding or plan for any reorganization, merger, consolidation, refinancing, dissolution or other transaction; to accept substituted or distributed securities in respect of any securities, and to retain in the Trust Fund the securities so received.

          Section 9.5. Accounting, Reports. The Trustee shall render an annual report to the Administrator within sixty (60) days following the close of each Plan Year and within sixty (60) days after the removal or resignation of a corporate Trustee hereunder. Such report shall set forth all investments, receipts and disbursements, and other transactions of the trust during such period.

          Section 9.6. Disbursements. The Trustee shall credit and distribute the Trust Fund as directed by the Administrator or its duly authorized agent. In so doing the Trustee shall not be obliged to inquire as to whether any payee or distributee is entitled to any payment or distribution or as to whether any payment or distribution is proper within the terms of this Plan, or as to the manner of making the same, and the Trustee shall be accountable only to the Administrator for any payment or distribution made by the Trustee in good faith on the order or direction of the Administrator or its duly authorized agent.

          Section 9.7. Compensation, Reimbursement. The Trustee, other than a Trustee who is also a Participant under the Plan or an employee of an Employer, shall be entitled to receive reasonable compensation for services as Trustee in such amount as may be agreed upon from time to time between the Administrator and the Trustee. The Trustee shall be entitled to reimbursement for all expenses reasonably incurred by the Trustee in the performance of services. Such compensation and reimbursements shall be paid from the Trust Fund unless paid by the Company.

          Section 9.8. Trustee Indemnification. The Company agrees to indemnify and hold harmless the Marshall & Ilsley Trust Company from and against all claims, expenses (including reasonable counsel fees), liabilities, damages, actions, suits or other charges incurred or assessed against it as successor trustee, as a direct or indirect result of any act or omission of a predecessor trustee.

          Section 9.9. Investment Managers. The Administrator may delegate to one or more Investment Managers investment authority over all or any part of the assets of the Trust Fund in accordance with the following paragraphs:

          (a) Any Investment Manager appointed pursuant to this Section shall be
(i) an investment adviser registered as such under the Investment Advisers Act of 1940, or (ii) a bank as defined in the Act, or (iii) an insurance company qualified to perform services in the management, acquisition or disposition of the assets of the Trust Fund under the laws of more than one state. Written notice of each appointment of an Investment Manager shall be given to the Trustee. Such notice shall state what part of the assets of the Trust Fund is to be under the investment direction of such Investment Manager. All appointments of Investment Managers shall be by written agreement between the Company and the Investment Manager. Any Investment Manager appointed hereunder may be discharged by the Board of Directors at any time or may, upon ten (10) days written notice to the Board of Directors, resign, except as otherwise provided in the written agreement between the parties.

          (b) The Trustee, if otherwise qualified, may be appointed as an Investment Manager pursuant to the preceding paragraph. Any such appointment shall be made by written notification from the Administrator to the Trustee without the necessity of a written agreement other than this Plan. In addition, whenever the Administrator notifies the Trustee in writing that the appointment of an Investment Manager other than the Trustee has been terminated, the Trustee shall be deemed to be the investment manager of that part of the assets of the Trust Fund formerly under the investment direction of such Investment Manager unless and until the Administrator gives written notification to the Trustee that a new Investment Manager has been appointed or that the Administrator has assumed investment responsibility over such assets. Unless the Administrator elects to execute a separate agreement, the terms and conditions of this Plan shall be deemed to prescribe the authority, responsibilities and duties of the Trustee whenever it serves in the capacity of an Investment Manager.

          (c) Any Investment Manager appointed hereunder shall have exclusive authority and discretion to manage and control, invest and reinvest, any part of the assets of the Trust Fund assigned to it for that purpose until such time as the Administrator revokes the appointment of the Investment Manager and appoints a new Investment Manager or delegates such investment authority to the Trustee. The Investment Manager may direct the Trustee (or custodian, as the case may be) from time to time and at any time to make such investments and reinvestments and to take any related actions with respect to that part of the assets of the Trust Fund assigned to the Investment Manager for this purpose, and the Trustee (or custodian) shall make such investments and reinvestments and take such actions only when and to the extent directed by the Investment Manager.

          (d) The Investment Manager, from time to time and at any time, may issue orders for the purchase or sale of securities directly to a broker or dealer. Written notification of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager and the execution of each such order shall be confirmed by the broker to the Investment Manager and to the Trustee. Such notification shall be authority to the Trustee to receive securities purchased against payment therefor and to deliver securities sold against receipt of the proceeds therefrom, as the case may be.

          (e) The Investment Manager shall receive reasonable compensation for its services in such amount as may be agreed upon from time to time between the Investment Manager and the Company. No compensation is authorized by the preceding sentence to be paid to any director, officer, shareholder, or employee of the Company or any Employer. The Investment Manager shall be entitled to reimbursement for all expenses reasonably incurred by it in the administration of the Trust Fund in accordance with the Plan. Such compensation and expenses shall be paid from the Trust Fund unless otherwise paid by the Company.

                      ARTICLE X. TOP-HEAVY PLAN PROVISIONS


          Section 10.1. Top-Heavy Restrictions. Notwithstanding any provision to the contrary herein, in accordance with Code Section 416, if the Plan is a top-heavy plan for any Plan Year, then the provisions of this Section shall be applicable. The Plan is "top-heavy" for a Plan Year if as of its "determination date" (i.e. the last day of the preceding Plan Year) or the last day of the Plan's first Plan Year, whichever is applicable), the total present value of the accrued benefits of key employees (as defined in Code Section 416(i)(1) and applicable regulations) exceeds sixty percent (60%) of the total present value of the accrued benefits of all employees under the Plan (excluding those of former key employees and employees who have not performed any services during the preceding five (5) year period) (as such amounts are computed pursuant to Code Section 416(g) and applicable regulations using a five percent (5%) interest assumption and a 1971 GAM mortality assumption) unless the Plan can be aggregated with other plans maintained by the applicable controlled group in either a permissive or required aggregation group and such group as a whole is not top-heavy. Effective for Plan Years beginning after December 31, 2001, the present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) of the Code during the 1-year period ending on the determination date; provided that in the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period;" and provided further that the accrued benefits and accounts of any individual who has not performed services for the controlled group during the 1-year period ending on the determination date shall not be taken into account. Any nonproportional subsidies for early retirement and benefit options are counted assuming commencement at the age at which they are most valuable. In addition, the Plan is top-heavy if it is part of a required aggregation group which is top-heavy. Any plan of a controlled group may be included in a permissive aggregation group as long as together they satisfy the Code Section 401(a)(4) and 410 discrimination requirements. Plans of a controlled group which must be included in a required aggregation group include any plan in which a key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated) and any plan which enables such a plan to meet the Code Section 401(a)(4) or 410 discrimination requirements. The present values of aggregated plans are determined separately as of each plan's determination date and the results aggregated for the determination dates which fall in the same calendar year. A "controlled group" for purposes of this Section includes any group employers aggregated pursuant to Code Sections 414(b), (c) or (m). The calculation of the present value shall be done as of a valuation date which for a defined contribution plan is the determination date and for a defined benefit plan is the date as of which funding calculations are generally made within the twelve month period ending on the determination date. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Code Section 416(g)) the accrued benefit of an employee other than a key employee (within the meaning of Code
Section 416(i)(1)) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

          Section 10.2. Minimum Top-Heavy Benefits. If the Plan is top-heavy in a Plan Year, non-key employee Participants who have not separated from service at the end of such Plan Year will receive allocations of Employer contributions and forfeitures at least equal to the lesser of three percent (3%) of compensation (as defined in Code Section 415) for such year or the percentage of compensation allocated on behalf of the key employee for whom such percentage was the highest for such year (including any salary reduction contributions). Effective for Plan Years beginning after December 31, 2001, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan; provided that Matching Contributions that are used to satisfy the minimum contribution requirements shall continue to be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code
Section 401(m). If the controlled group maintains both a defined contribution plan and a defined benefit plan which cover the same non-key employee, such employee will be entitled to the defined benefit plan minimum and not this Plan's minimum. If the controlled group maintains more than one defined contribution plan which covers the same non-key employee, such employee will be entitled to the minimum allocation under this Plan prior to any allocation under any other plan.

          Section 10.3. Top-Heavy Vesting Requirements. If the Plan is top-heavy in a Plan Year, the vesting schedule shall automatically be amended for any employee employed on the first day of such year or thereafter so that the vested percentage for employer-derived benefits is equal to the greater of the vesting provided under other provisions of the Plan or the following schedule:

               Years of Service                 Nonforfeitable Percentage
               ----------------                 -------------------------
                       1                                    0%
                       2                                   20%
                       3                                   40%
                       4                                   60%
                       5                                   80%
                   6 or more                               100%

where "years of service" means the years credited for vesting purposes under the Plan or, if greater, the years required to be counted under Code Section 411 and applicable regulation thereto. If the Plan thereafter ceases to be top-heavy for a Plan Year, the vesting schedule above shall be disregarded and the original schedule applied, except with respect to any Participant with three (3) or more years of service and except that no Participant's vested percentage as of the end of the prior year shall be decreased. Any nonvested Participant who acquires a vested interest in the employer-derived benefit by operation of the amended vesting schedule shall not be subject thereafter to a cancellation of service. Notwithstanding anything in this Section to the contrary, the amendment of the vesting schedule pursuant to this subsection shall not affect the calculation of benefit amounts or the determination of benefit commencement dates hereunder.

            ARTICLE XI. ADOPTION, AMENDMENT, TERMINATION AND MERGER


          Section 11.1. Adoption of Plan by Additional Employer. The Board of Directors may extend the Plan to employees of any Affiliate and their participation shall be effective upon appropriate action being taken by the Affiliate necessary to adopt the Plan. In that event, or if any persons become employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with such company shall be recognized under the Plan. The following paragraphs shall also be applicable:

          (a) Each adopting Employer shall participate in the Trust Fund hereunder.

          (b) The Trustee may, but shall not be required to, commingle and hold as one Trust Fund all contributions made by all adopting Employers.

          (c) The Board of Directors shall have the sole authority to amend the Plan and Trust and the Administrator shall have the sole authority to administer the Plan.

          (d) Any Affiliate participating in the Plan may terminate its participation in the Plan and Trust by appropriate action. In that event the funds held on account of the employees of the terminating company, and unpaid balances of former employees of such company, shall be segregated to a separate trust, pursuant to certification by the Administrator to the Trustee to do so, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all of the powers and duties of the Board of Directors, including appointment of the administrator of that separate plan. Alternatively, upon certification by the Administrator to the Trustees, other appropriate disposition of the terminating company Plan assets shall be made.

          Section 11.2. Amendment. Subject to the nondiversion provisions of
Section 9, the Board of Directors may amend the Plan at any time and from time to time. No amendment of the Plan shall have the effect of changing the rights, duties and liabilities of the Trustee without its written consent. No amendment shall divest a Participant or Beneficiary of benefits accrued prior to the amendment or eliminate any optional form of benefit except as otherwise permitted by the Code. The Company agrees that promptly upon adoption of any amendment to the Plan it will furnish a copy of the amendment together with a certificate evidencing its due adoption to the Trustee then acting and to any other participating Employers.

          Section 11.3. Termination. The Plan may be terminated by action of the Board of Directors. Any suchvoluntary termination of the Plan shall be made in compliance with all applicable provisions of law.

          Section 11.4. Discontinuance of Contributions. Whenever the Company determines that it is impossible to or not advisable to make further contributions as provided in the Plan, the Board of Directors may, without liquidating the Trust Fund, adopt an appropriate resolution permanently discontinuing all further contributions to the Plan. A certified copy of such resolution shall be delivered to the Administrator, the Trustee, and to each Employer. Thereafter, the Administrator and the Trustee shall continue to administer all provisions of the Plan which are necessary and remain in force, other than provisions relating to contributions by the Employers.

          Section 11.5. Rights Upon Termination, Partial Termination and Discontinuance of Contributions. Notwithstanding any other provisions of this Plan, the accounts of each Participant shall be one hundred percent (100%) vested and nonforfeitable upon termination of the Plan. The accounts of each affected Participant shall become one hundred percent (100%) vested and nonforfeitable upon a partial termination of the Plan or upon a discontinuance of contributions to the Plan by an Employer.

          Section 11.6. Deferral of Distributions. In the event of a complete or partial termination of the Plan, the Administrator or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such termination applies until after the following have occurred:

          (a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such termination on the qualified status of the Plan under Code Section 401(a).

          (b) Appropriate adjustments of the Trust Fund to reflect taxes, costs and expenses, if any, incident to such termination.

          Section 11.7. Merger, Consolidation or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                           ARTICLE XII. MISCELLANEOUS


          Section 12.1. Responsibility of Insurance Companies. No insurance company issuing contracts upon the application of the Administrator, Trustee or the Employer shall be deemed to be a party to the Plan nor shall it be responsible for its validity. The issuing insurance company shall not be required to look into the terms of the Plan nor be responsible to see that any action of the Administrator or the Trustee is authorized by its terms. No issuing insurance company shall be obligated to see to the distribution or further application of any monies paid by it pursuant to any direction of the Administrator.

          Section 12.2. Limitation of Fiduciary Responsibility and Liability. The Board of Directors, the Administrator, the Trustee, and any Investment Manager hereunder shall be deemed to be the only fiduciaries, named and otherwise, of the Plan and Trust. The duties of each fiduciary named in this Plan shall be limited to those duties specifically set forth herein. No officer, director or employee of an Employer who is not designated as a fiduciary shall have any discretionary authority or control respecting the management of the Plan or any discretionary authority or control respecting the management or disposition of the assets of the Plan. Except as otherwise provided by law, no fiduciary shall be responsible for the performance of duties not assigned to him or her as provided herein or for the acts or omissions of any other fiduciary.

          Section 12.3. USERRA. Notwithstanding anything herein to the contrary, benefits, contributions and service credit will be provided in accordance with the provisions of Code Section 414(u).

          Section 12.4. Effective Dates. While the provisions of the Plan reflect the Plan as amended and restated are generally effective January 1, 2001, the following changes to the Plan were effective as of the dates specified below:

          (a) The family aggregation rules of Code Section 414(q)(6) were eliminated effective for Plan Years beginning on or after January 1, 1997;

          (b) The definition of "Highly Compensated Employee" is revised effective for Plan Years beginning on or after January 1, 1997;

          (c) The definition of Compensation was revised to include deferred amounts under Code Section 132(f)(4) effective as of January 1, 1998;

          (d) The Plan switched its ADP and ACP testing to the prior year method effective with the 1997 Plan Year;

          (e) The method for correcting excess Elective Deferrals and excess Employer Matching Contributions under the ADP and ACP tests is revised effective for Plan Years beginning on or after January 1, 1997;

          (f) The timing for depositing Elective Deferrals to the Trustee is effective February 3, 1997;

          (g) The increase in the small account limit from three thousand five hundred dollars ($3,500) to five thousand dollars ($5,000) and the elimination of the requirement that the Administrator take into account all historical account balances is effective January 1, 1998;

          (h) The change to the minimum required distribution dates under Code
Section 401(a)(9) were revised effective for Plan Years beginning on or after January 1, 1997;

          (i) The exclusion of hardship withdrawals from eligible rollover distributions is effective for distributions made on or after January 1, 1999;

          (j) The combined plan limits of Code Section 415(e) were eliminated from the Plan effective January 1, 2000; and

          (k) The USERRA provisions are effective December 12, 1994.

          Section 12.5. Construction.

          (a) Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or the plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to this entire Plan and not to any particular Section. Titles of Sections hereof are for general information only, and the Plan is not to be construed with reference thereto.

          (b) The Plan is intended to qualify under Section 401 of the Code and shall be interpreted so as to comply with the applicable requirements thereof, where such requirements are not clearly contrary to the express terms hereof. The Plan shall be constructed and its validity determined according to the laws of the State of Wisconsin to the extent such laws are not preempted by federal law. In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provisions had never been included herein.

          IN WITNESS WHEREOF, Fresh Brands Distributing, Inc. has caused these presents to be executed by its officers thereunto duly authorized, and its corporate seal hereunto affixed, and in token of its acceptance of the trust hereunder and duties herein set forth, the Trustee has executed this Plan as of the ___________ day of February, 2002.


                                        FRESH BRANDS DISTRIBUTING, INC.


                                        By:
                                           -------------------------------------


                                        MARSHALL & ILSLEY TRUST COMPANY


                                        By:
                                           -------------------------------------






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